Filed Pursuant to Rule 433
Registration Statement No. 333-139693
August 1, 2007

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[91,653,000]
(Approximate Offered, Subject to change (7))
Lehman Mortgage Trust, Series 2007-7
Class	Approximate Size ($)	Initial Coupon (1)	Security Description	WAL To Mat (yrs) (2)	Principal Payment to Mat Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1(4)	$46,761,000	[6.00%]	Senior, Non-accelerating	N/A	N/A	N/A	30/360	08/25/2037	AAA
1A2(4)	$97,078,000	[6.00%]	Senior, Planned Amortization	N/A	N/A	N/A	30/360	08/25/2037	AAA
1A3(4)	$76,245,000	[6.00%]	Senior, Planned Amortization	N/A	N/A	N/A	30/360	08/25/2037	AAA
1A4(6)	$91,653,000	[6.07%]	Senior, Targeted Amortization, Accretion Directed	[1.44]	[Aug07-Mar10]	[3.00%]	30/360	08/25/2037	AAA
1A5(4) (5)	$91,653,000	[0.00%]	Senior, Interest-Only	N/A	N/A	N/A	30/360	08/25/2037	AAA
1A6(4)	$1,000	[6.00%]	Senior, Planned Amortization Support, Accrual	N/A	N/A	N/A	30/360	08/25/2037	AAA
1A7(4)	$1,000	[6.00%]	Senior, Targeted Amortization Support, Accrual, Accretion Directed	N/A	N/A	N/A	30/360	08/25/2037	AAA
SUBS (4)	$9,641,349	[6.00%]	Subordinated	N/A	N/A	N/A	30/360	08/25/2037	N/A
PO (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	N/A	30/360	08/25/2037	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	N/A	30/360	08/25/2037	AAA

(1)	The Class Coupons are described under “Interest Rates” on page 5.
(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in August 2007 and the optional to call at 10% is not exercised.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)
An Interest Rate Cap will be purchased for the Trust for the benefit of the Class 1A4 Certificates. It is designed to partially mitigate the interest rate risk that results from movement in One-Month LIBOR above the maximum rate of 5.25%. Proceeds derived from the Interest Rate Cap will be applied to pay interest on the Class 1A4 Certificates.

(7)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A4 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JULY 2007 UNLESS OTHERWISE INDICATED.

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-666-2388.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus is preliminary and is subject to completion or change.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the depositor of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)   these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)   these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of seasoned 30 year fixed rate, first lien, balloon and fully amortizing mortgage loans.

•	Class PO is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•  The Trust will issue subordinate certificates. The Non-PO Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-PO Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class PO Certificates) on a pro-rata basis . Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The PO Percentage of Realized Losses will be allocated to the Class PO Certificates.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut-off Date:	July 1, 2007

Closing Date:	July 30, 2007

Settlement Date:	July 30, 2007

Distribution Dates:	25th of each month, commencing in August 2007.

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	The Class 1A4 Certificates will have a 0 day delay.

Interest Accrual Period:
With respect to the Class 1A4 Certificates, for each distribution date, the period beginning on the prior distribution date (or July 25th in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to the Class 1A4 Certificates, 5 days of accrued interest.

Registration:	Book-entry form through DTC.

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 6% CPR in the first month of loan life of a mortgage loan and an additional approximately 0.78% (18/23%) CPR in each month thereafter until the twenty third month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The Class 1A4 certificates will be SMMEA eligible, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

ERISA Eligibility:
The Class 1A4 certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code. Prospective investors should review with legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or similar laws.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. The Class 1A1 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A2 is a senior certificate. The Class 1A2 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A3 is a senior certificate. The Class 1A3 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A4 is a senior certificate. The Class 1A4 Certificates will accrue interest at a rate of One-Month LIBOR + 0.75%, subject to a minimum rate of 0.75% and a maximum rate of 6.00%. The Class 1A4 Certificates will also have the benefit of an Interest Rate Cap as described below.

On each Distribution Date, Interest Rate Cap payments received will be applied to pay Basis Risk Shortfalls on the Class 1A4 Certificates for the current Distribution Date.

Basis Risk Shortfalls represent the excess, if any, of (1) the amount of interest payable to the Class 1A4 Certificates (in accordance with their interest formula of One-Month LIBOR + 0.75%) without regard to the maximum rate of 6.00% over (2) the amount of interest payable to the Class 1A4 Certificates subject to a maximum rate of 6.00%.

A detailed description of the Interest Rate Cap can be found on page 7.

Class 1A5 is a senior, interest-only certificate. The Class 1A5 Certificates will accrue interest at a rate of 5.25% - One-Month LIBOR, subject to a minimum rate of 0.00% and a maximum rate of 5.25%. Its notional balance will equal the principal balance of the Class 1A4 Certificates.

Class 1A6 is a senior certificate. The Class 1A6 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A7 is a senior certificate. The Class 1A7 Certificates will accrue interest at a rate of 6.00% per annum.

Class AX is an interest-only certificate.

Class PO is a principal-only certificate. The Class PO Certificates will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00% per annum.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [3.00]%*).

*subject to change based on rating agency feedback

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap:

An Interest Rate Cap will be purchased by the trust for the benefit of the Class 1A4 Certificates to protect against interest rate risk from upward movement in One-Month LIBOR. The [54] month Interest Rate Cap will have a strike rate of [5.25%] (the “Strike Rate”) and a maximum rate of [8.75%] (the “Maximum Rate”). Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A4 Certificates utilizing 75% of the Pricing Prepayment Assumption and the optional call is not exercised. It will contribute cash in the event One-Month LIBOR rises above the Strike Rate. The Notional Balance of the Interest Rate Cap on each Distribution Date as set forth on the schedule below (subject to variance in final size and composition of the collateral).

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of the lesser of (i) One-Month LIBOR for such Distribution Date and (ii) the Maximum Rate, over the Strike Rate, and (c) the lesser of the notional balance set forth below and the principal balance of the Class 1A4 Certificates on such Distribution Date. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A4 Certificates.

Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	91,653,000.00	19	58,558,368.10	37	20,589,765.52
2	90,490,917.43	20	56,124,992.98	38	19,091,271.12
3	89,237,336.53	21	53,652,665.25	39	17,638,164.04
4	87,894,613.58	22	51,145,590.82	40	16,229,553.78
5	86,464,302.46	23	48,608,062.07	41	14,864,565.46
6	84,948,152.80	24	46,044,447.48	42	13,542,339.59
7	83,348,107.80	25	43,459,181.23	43	12,262,031.80
8	81,666,301.34	26	41,003,192.24	44	11,022,812.56
9	79,905,054.58	27	38,674,304.75	45	9,823,866.98
10	78,066,872.00	28	36,470,328.91	46	8,664,394.52
11	76,154,436.87	29	34,389,061.43	47	7,543,608.76
12	74,170,606.19	30	32,428,286.08	48	6,460,737.16
13	72,118,405.12	31	30,585,774.39	49	5,415,020.84
14	70,001,020.82	32	28,795,344.77	50	4,405,714.33
15	67,821,795.89	33	27,055,989.43	51	3,432,085.35
16	65,584,221.14	34	25,366,718.20	52	2,493,414.57
17	63,291,928.13	35	23,726,558.23	53	1,588,995.44
18	60,948,681.01	36	22,134,553.69	54	718,133.90

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class certificate balances of each class of senior certificates (excluding the Class PO certificates) and the denominator of which is the Non-PO Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, 100% minus the Senior Percentage.

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, 100% minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

PO Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-PO Percentage:	For any Discount Loan, 100% minus its PO Percentage. For any Non-Discount Loan, 100%.

Non-PO Collateral Balance:	On any Distribution Date, the sum of the Non-PO Percentage of the principal amount of each mortgage loan.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

PO Principal Distribution Amount:
On any Distribution Date, the sum of (1) the related PO Percentage of scheduled principal collections of each mortgage loan and (2) the related PO Percentage of unscheduled principal collections of each mortgage loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-PO Percentage of scheduled principal collections of each mortgage loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-PO Percentage of unscheduled principal collections of each mortgage loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-PO Percentage of scheduled principal collections of each mortgage loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-PO Percentage of unscheduled principal collections of each mortgage loan.

Scheduled Principal Amount:	On any Distribution Date, the amount described in clause (1) of Senior Principal Distribution Amount.

Unscheduled Principal Amount:	On any Distribution Date, the amount described in clause (2) of Senior Principal Distribution Amount.

1A1 Priority Percentage:
On any Distribution Date, the percentage obtained by dividing (x) the class principal amount of the Class 1A1 Certificates immediately prior to such date, by (y) the aggregate class principal amount of the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A6 and Class 1A7 Certificates.

1A1 Priority Amount:
On any Distribution Date, the lesser of (i) the sum of (x) the product of the 1A1 Priority Percentage for such date, the Shift Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the 1A1 Priority Percentage for such date, the Shift Percentage for such date and the Unscheduled Principal Amount for such date, and (ii) the class principal amount of the Class 1A1 Certificates immediately prior to such date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Shift Percentage:	Distribution Dates (months)	Shift Percentage
	1 - 60	0%
	61 - 72	30%
	73 - 84	40%
	85 - 96	60%
	97 - 108	80%
	109+	100%
Class 1A6 Accrual Amount:
Interest accrued on the 1A6 Certificates will not be distributed to such certificates prior to the Accretion Termination Date. Instead, an amount equal to that accrued interest will be added to the principal amount of the Class 1A6 Certificates.

On each Distribution Date prior to the Accretion Termination Date for the Class 1A6 Certificates, the Accrual Amount allocable to the Class 1A6 Certificates for such date will be allocated concurrently with the Senior Principal Distribution Amount to make distributions in reduction of the Class Principal Amount of the Class 1A4 and Class 1A7 Certificates in accordance with their payment priority, until the Class Principal Amount of such Class has been reduced to zero.

Class 1A7 Accrual Amount:
Interest accrued on the 1A7 Certificates will not be distributed to such certificates prior to the Accretion Termination Date. Instead, an amount equal to that accrued interest will be added to the principal amount of the Class 1A7 Certificates.

On each Distribution Date prior to the Accretion Termination Date for the Class 1A7 Certificates, the Accrual Amount allocable to the Class 1A7 Certificates for such date will be allocated concurrently with the Senior Principal Distribution Amount to make distributions in reduction of the Class Principal Amount of the Class 1A4 Certificates in accordance with its payment priority, until the Class Principal Amount of such Class has been reduced to zero.

Accretion Termination Date:
The earlier of: (1) The Distribution Date on which the principal amount of the subordinate certificates has been reduced to zero and (2) the first Distribution Date on which the Class 1A4 Certificates have been reduced to zero in the case of the Class 1A7 Certificates or on which the Class 1A4 and Class 1A7 Certificates have been reduced to zero in the case of the Class 1A6 Certificates.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount sequentially as follows:

1)	To the Class 1A1 Certificates up to the 1A1 Priority Amount until reduced to zero.
2)	To the Class 1A2 and Class 1A3 Certificates, sequentially, in this order until reduced to the PAC schedule (125%-300% PSA).
3)	To the Class 1A4 Certificates until reduced to the TAC schedule (125% PSA).
4)	To the Class 1A7 Certificates until reduced to zero.
5)	To the Class 1A4 Certificates, without regards to the TAC schedule, until reduced to zero.
6)	To the Class 1A6 Certificates until reduced to zero.
7)	To the Class 1A2 and Class 1A3 Certificates, sequentially, in this order without regards to the PAC schedule, until reduced to zero.
8)	To the Class 1A1 Certificates, until reduced to zero.

II. Pay Class 1A6 Accrual Amount sequentially as follows:

1)	To the Class 1A4 Certificates until reduced to the TAC schedule (125% PSA).
2)	To the Class 1A7 Certificates until reduced to zero.
3)	To the Class 1A4 Certificates, without regards to the TAC schedule, until reduced to zero.
4)	To the Class 1A6 Certificates until reduced to zero.

III. Pay Class 1A7 Accrual Amount as follows:

1)	To c Class 1A7 Certificates until reduced to zero.

IV. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE
Class 1A4 Discount Margin (To Maturity):

Assumes One-Month LIBOR is 5.32%.

	60% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100-00*	72	75	75	75	75	75	75
WAL (yr) to Maturity	4.73	2.06	1.73	1.44	1.18	1.01	0.79
First Prin Pay	Aug07	Aug07	Aug07	Aug07	Aug07	Aug07	Aug07
Last Prin Pay	Jul37	Jan12	Dec10	Mar10	Aug09	Apr09	Dec08

*Price does not include accrued interest

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	5.0% - 9.0%

Gross WAC	6.27%	(+/- 10 Bps)

Original WAM	360

Current WAM	360	(+/- 4 Months)

WA Orig. LTV %	68%	(+/- 5%)

WA Orig. FICO	756	(+/- 10)

California %	44%	(MAX 55%)

Max Avg. Loan Size	$630,000

Primary Residence %	95%	(MIN 80%)

Interest Only %	40%	(MAX 50%)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

PAC Schedule (125 - 300 PSA):

Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule
1	173,323,000.00	52	97,687,917.28	103	31,680,295.93
2	173,078,307.75	53	95,918,379.27	104	31,002,762.48
3	172,765,686.00	54	94,160,627.55	105	30,338,607.73
4	172,385,162.02	55	92,414,585.91	106	29,687,581.25
5	171,936,806.07	56	90,680,178.64	107	29,049,437.10
6	171,420,731.57	57	88,957,330.52	108	28,423,933.81
7	170,837,095.12	58	87,245,966.83	109	27,810,834.26
8	170,186,096.53	59	85,546,013.34	110	27,324,902.07
9	169,467,978.83	60	83,857,396.28	111	26,847,275.83
10	168,683,028.13	61	82,180,042.37	112	26,377,815.51
11	167,831,573.56	62	80,636,658.27	113	25,916,383.44
12	166,913,987.10	63	79,104,173.67	114	25,462,844.23
13	165,930,683.33	64	77,582,517.16	115	25,017,064.77
14	164,882,119.24	65	76,071,617.78	116	24,578,914.17
15	163,768,793.85	66	74,571,405.06	117	24,148,263.72
16	162,591,247.96	67	73,081,808.96	118	23,724,986.88
17	161,350,063.66	68	71,602,759.92	119	23,308,959.19
18	160,045,863.96	69	70,134,188.82	120	22,900,058.32
19	158,679,312.29	70	68,676,027.02	121	22,498,163.93
20	157,251,111.97	71	67,228,206.29	122	22,082,788.00
21	155,762,005.62	72	65,790,658.88	123	21,674,746.94
22	154,212,774.61	73	64,363,317.47	124	21,273,914.58
23	152,604,238.32	74	62,985,715.30	125	20,880,166.87
24	150,937,253.52	75	61,617,994.89	126	20,493,381.87
25	149,212,713.58	76	60,260,090.77	127	20,113,439.69
26	147,431,547.70	77	58,911,937.91	128	19,740,222.49
27	145,594,720.12	78	57,573,471.71	129	19,373,614.40
28	143,703,229.25	79	56,244,627.98	130	19,013,501.54
29	141,758,106.74	80	54,925,342.96	131	18,659,771.95
30	139,760,416.60	81	53,615,553.32	132	18,312,315.55
31	137,711,254.23	82	52,315,196.13	133	17,971,024.15
32	135,675,686.95	83	51,024,208.88	134	17,635,791.39
33	133,653,626.77	84	49,742,529.47	135	17,306,512.71
34	131,644,986.30	85	48,470,096.21	136	16,983,085.31
35	129,649,678.70	86	47,314,462.07	137	16,665,408.15
36	127,667,617.70	87	46,181,986.78	138	16,353,381.91
37	125,698,717.60	88	45,072,245.37	139	16,046,908.93
38	123,742,893.24	89	43,984,820.34	140	15,745,893.24
39	121,800,060.03	90	42,919,301.49	141	15,450,240.47
40	119,870,133.91	91	41,875,285.80	142	15,159,857.88
41	117,953,031.40	92	40,852,377.33	143	14,874,654.27
42	116,048,669.53	93	39,850,187.08	144	14,594,540.03
43	114,156,965.88	94	38,868,332.86	145	14,319,427.04
44	112,277,838.59	95	37,906,439.22	146	14,049,228.69
45	110,411,206.29	96	36,964,137.29	147	13,783,859.85
46	108,556,988.17	97	36,041,064.66	148	13,523,236.82
47	106,715,103.94	98	35,277,736.09	149	13,267,277.34
48	104,885,473.83	99	34,529,388.47	150	13,015,900.53
49	103,068,018.59	100	33,795,742.48	151	12,769,026.91
50	101,262,659.48	101	33,076,523.81	152	12,526,578.33
51	99,469,318.28	102	32,371,463.13	153	12,288,477.98

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

PAC Schedule (125 - 300 PSA) (continued):

Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule
154	12,054,650.37	205	4,372,874.89	256	1,424,679.30
155	11,825,021.26	206	4,283,237.25	257	1,391,253.88
156	11,599,517.72	207	4,195,271.48	258	1,358,489.89
157	11,378,068.02	208	4,108,947.87	259	1,326,375.19
158	11,160,601.68	209	4,024,237.26	260	1,294,897.89
159	10,947,049.41	210	3,941,110.96	261	1,264,046.27
160	10,737,343.10	211	3,859,540.79	262	1,233,808.85
161	10,531,415.81	212	3,779,499.06	263	1,204,174.33
162	10,329,201.74	213	3,700,958.56	264	1,175,131.62
163	10,130,636.19	214	3,623,892.54	265	1,146,669.82
164	9,935,655.59	215	3,548,274.72	266	1,118,778.23
165	9,744,197.45	216	3,474,079.28	267	1,091,446.34
166	9,556,200.34	217	3,401,280.83	268	1,064,663.80
167	9,371,603.88	218	3,329,854.44	269	1,038,420.47
168	9,190,348.73	219	3,259,775.59	270	1,012,706.39
169	9,012,376.54	220	3,191,020.20	271	987,511.75
170	8,837,629.99	221	3,123,564.61	272	962,826.95
171	8,666,052.71	222	3,057,385.55	273	938,642.53
172	8,497,589.31	223	2,992,460.18	274	914,949.20
173	8,332,185.35	224	2,928,766.04	275	891,737.85
174	8,169,787.30	225	2,866,281.05	276	868,999.53
175	8,010,342.56	226	2,804,983.55	277	846,725.43
176	7,853,799.44	227	2,744,852.21	278	824,906.91
177	7,700,107.11	228	2,685,866.11	279	803,535.49
178	7,549,215.63	229	2,628,004.66	280	782,602.83
179	7,401,075.91	230	2,571,247.66	281	762,100.73
180	7,255,639.70	231	2,515,575.23	282	742,021.16
181	7,112,859.57	232	2,460,967.86	283	722,356.20
182	6,972,688.91	233	2,407,406.37	284	703,098.11
183	6,835,081.91	234	2,354,871.91	285	684,239.26
184	6,699,993.53	235	2,303,345.97	286	665,772.16
185	6,567,379.53	236	2,252,810.35	287	647,689.45
186	6,437,196.41	237	2,203,247.17	288	629,983.92
187	6,309,401.42	238	2,154,638.87	289	612,648.48
188	6,183,952.53	239	2,106,968.19	290	595,676.14
189	6,060,808.46	240	2,060,218.16	291	579,060.08
190	5,939,928.62	241	2,014,372.13	292	562,793.57
191	5,821,273.11	242	1,969,413.71	293	546,870.01
192	5,704,802.74	243	1,925,326.84	294	531,282.92
193	5,590,478.97	244	1,882,095.70	295	516,025.93
194	5,478,263.94	245	1,839,704.76	296	501,092.79
195	5,368,120.42	246	1,798,138.77	297	486,477.36
196	5,260,011.85	247	1,757,382.73	298	472,173.61
197	5,153,902.26	248	1,717,421.92	299	458,175.61
198	5,049,756.34	249	1,678,241.86	300	444,477.56
199	4,947,539.36	250	1,639,828.35	301	431,073.73
200	4,847,217.20	251	1,602,167.40	302	417,958.52
201	4,748,756.31	252	1,565,245.31	303	405,126.43
202	4,652,123.75	253	1,529,048.58	304	392,572.03
203	4,557,287.12	254	1,493,563.98	305	380,290.03
204	4,464,214.60	255	1,458,778.48	306	368,275.20

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

PAC Schedule (125 - 300 PSA) (continued):

Distribution Dates (Months)	Balances for PAC Schedule
307	356,522.42
308	345,026.67
309	333,783.00
310	322,786.56
311	312,032.59
312	301,516.41
313	291,233.44
314	281,179.17
315	271,349.16
316	261,739.07
317	252,344.63
318	243,161.66
319	234,186.03
320	225,413.71
321	216,840.74
322	208,463.21
323	200,277.31
324	192,279.28
325	184,465.43
326	176,832.15
327	169,375.90
328	162,093.17
329	154,980.54
330	148,034.67
331	141,252.24
332	134,630.02
333	128,164.83
334	121,853.55
335	115,693.12
336	109,680.53
337	103,812.82
338	98,087.10
339	92,500.53
340	87,050.32
341	81,733.72
342	76,548.04
343	71,490.65
344	66,558.95
345	61,750.41
346	57,062.52
347	52,492.84
348	48,038.96
349	43,698.52
350	39,469.21
351	35,348.75
352	31,334.92
353	27,425.53
354	23,618.43
355	19,911.51
356	16,302.70
357	12,789.97
358	9,371.34
359	6,044.85
360	2,808.58
The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE
TAC Schedule (125 PSA):

Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule
1	91,653,000.00	53	91,652,407.81	105	88,160,791.77
2	91,652,990.00	54	91,652,394.85	106	87,851,791.24
3	91,652,979.95	55	91,652,381.83	107	87,536,722.21
4	91,652,969.85	56	91,652,368.74	108	87,215,779.87
5	91,652,959.70	57	91,652,355.58	109	86,889,155.34
6	91,652,949.50	58	91,652,342.36	110	86,508,197.80
7	91,652,939.24	59	91,652,329.07	111	86,124,709.11
8	91,652,928.94	60	91,652,315.72	112	85,738,791.68
9	91,652,918.58	61	91,652,302.29	113	85,350,545.84
10	91,652,908.18	62	91,652,288.81	114	84,960,069.84
11	91,652,897.72	63	91,652,275.25	115	84,567,459.91
12	91,652,887.21	64	91,652,261.63	116	84,172,810.31
13	91,652,876.64	65	91,652,247.93	117	83,776,213.35
14	91,652,866.02	66	91,652,234.17	118	83,377,759.38
15	91,652,855.35	67	91,652,220.35	119	82,977,536.95
16	91,652,844.63	68	91,652,206.45	120	82,575,632.69
17	91,652,833.85	69	91,652,192.48	121	82,172,131.46
18	91,652,823.02	70	91,652,178.44	122	81,691,759.74
19	91,652,812.14	71	91,652,164.33	123	81,210,132.91
20	91,652,801.20	72	91,652,150.16	124	80,727,337.40
21	91,652,790.20	73	91,652,135.91	125	80,243,457.79
22	91,652,779.15	74	91,652,121.59	126	79,758,576.80
23	91,652,768.05	75	91,652,107.19	127	79,272,775.37
24	91,652,756.89	76	91,652,092.73	128	78,786,132.63
25	91,652,745.68	77	91,652,078.19	129	78,298,725.98
26	91,652,734.40	78	91,652,063.58	130	77,810,631.09
27	91,652,723.08	79	91,652,048.90	131	77,321,921.97
28	91,652,711.69	80	91,652,034.15	132	76,832,670.99
29	91,652,700.25	81	91,652,019.32	133	76,342,948.86
30	91,652,688.75	82	91,652,004.41	134	75,852,824.71
31	91,652,677.19	83	91,651,989.44	135	75,362,366.12
32	91,652,665.58	84	91,651,974.38	136	74,871,639.15
33	91,652,653.91	85	91,651,959.26	137	74,380,708.33
34	91,652,642.18	86	91,620,464.51	138	73,889,636.70
35	91,652,630.39	87	91,574,396.50	139	73,398,485.91
36	91,652,618.54	88	91,514,122.13	140	72,907,316.10
37	91,652,606.63	89	91,440,001.21	141	72,416,186.09
38	91,652,594.67	90	91,352,386.65	142	71,925,153.28
39	91,652,582.64	91	91,251,624.54	143	71,434,273.75
40	91,652,570.55	92	91,138,054.29	144	70,943,602.25
41	91,652,558.41	93	91,012,008.74	145	70,453,192.22
42	91,652,546.20	94	90,873,814.28	146	69,963,095.86
43	91,652,533.93	95	90,723,790.95	147	69,473,364.10
44	91,652,521.60	96	90,562,252.56	148	68,984,046.63
45	91,652,509.21	97	90,389,506.85	149	68,495,191.97
46	91,652,496.75	98	90,136,593.62	150	68,006,847.44
47	91,652,484.24	99	89,875,894.97	151	67,519,059.20
48	91,652,471.66	100	89,607,641.38	152	67,031,872.29
49	91,652,459.02	101	89,332,058.64	153	66,545,330.62
50	91,652,446.31	102	89,049,367.88	154	66,059,477.00
51	91,652,433.54	103	88,759,785.76	155	65,574,353.21
52	91,652,420.71	104	88,463,524.45	156	65,089,999.90
The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TAC Schedule (125 PSA) (continued):

Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule
157	64,606,456.76	194	47,566,172.27	231	32,800,757.78
158	64,123,762.44	195	47,134,343.44	232	32,437,380.44
159	63,641,954.57	196	46,704,243.39	233	32,075,906.19
160	63,161,069.85	197	46,275,883.38	234	31,716,334.46
161	62,681,143.99	198	45,849,274.20	235	31,358,664.48
162	62,202,211.75	199	45,424,426.18	236	31,002,895.30
163	61,724,307.03	200	45,001,349.23	237	30,649,025.75
164	61,247,462.77	201	44,580,052.83	238	30,297,054.49
165	60,771,711.03	202	44,160,546.00	239	29,946,979.99
166	60,297,083.02	203	43,742,837.41	240	29,598,800.56
167	59,823,609.09	204	43,326,935.26	241	29,252,514.30
168	59,351,318.74	205	42,912,847.41	242	28,908,119.18
169	58,880,240.68	206	42,500,581.31	243	28,565,612.95
170	58,410,402.79	207	42,090,144.02	244	28,224,993.25
171	57,941,832.17	208	41,681,542.24	245	27,886,257.55
172	57,474,555.15	209	41,274,782.31	246	27,549,403.14
173	57,008,597.28	210	40,869,870.20	247	27,214,427.19
174	56,543,983.42	211	40,466,811.56	248	26,881,326.70
175	56,080,737.64	212	40,065,611.67	249	26,550,098.56
176	55,618,883.32	213	39,666,275.50	250	26,220,739.47
177	55,158,443.15	214	39,268,807.67	251	25,893,246.05
178	54,699,439.12	215	38,873,212.50	252	25,567,614.75
179	54,241,892.55	216	38,479,493.98	253	25,243,841.90
180	53,785,824.09	217	38,087,655.82	254	24,921,923.71
181	53,331,253.76	218	37,697,701.42	255	24,601,856.28
182	52,878,200.94	219	37,309,633.88	256	24,283,635.57
183	52,426,684.37	220	36,923,456.02	257	23,967,257.43
184	51,976,722.21	221	36,539,170.38	258	23,652,717.60
185	51,528,332.00	222	36,156,779.24	259	23,340,011.72
186	51,081,530.69	223	35,776,284.59	260	23,029,135.30
187	50,636,334.68	224	35,397,688.16	261	22,720,083.78
188	50,192,759.81	225	35,020,991.47	262	22,412,852.48
189	49,750,821.32	226	34,646,195.71	263	22,107,436.62
190	49,310,533.97	227	34,273,301.92	264	21,803,831.34
191	48,871,911.96	228	33,902,310.81	265	21,502,031.67
192	48,434,968.97	229	33,533,222.93
193	47,999,718.18	230	33,166,038.56

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.